                                                                    EXHIBIT 23.3


               CONSENT OF McDANIEL & ASSOCIATES CONSULTANTS LTD.


We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Calpine Corporation (the "Company") and to the references to this firm for the Company's estimated Canadian proved reserves contained in the Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ McDANIEL & ASSOCIATES CONSULTANTS LTD.



Calgary, Alberta
March, 13, 2001